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                                                                   Exhibit 32(a)


                                Certification of
                             Chief Executive Officer
                         of Wendy's International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 29, 2003 of Wendy's International, Inc. (the "Issuer").

I, John T. Schuessler, the Chief Executive Officer of Issuer certify that, to the best of my knowledge:

      (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 12, 2003


                                                /s/ John T. Schuessler
                                                --------------------------------
                                                Name: John T. Schuessler

A signed original of this written statement required by Section 906 has been provided to Wendy's International, Inc. and will be retained by Wendy's International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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